[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.15

CHEF1 COLLABORATION & LICENSE AGREEMENT

This CHEF1 collaboration and license agreement (“Collaboration”), effective as of October 26, 2015 (“Effective Date”), is made by and between CMC ICOS BIOLOGICS, INC., a Washington corporation having its principal offices at 22021 20th Avenue S.E., Bothell, WA 98021 (“CMC ICOS”), and Harpoon Therapeutics, Inc. a California corporation having its principal offices at 3260 Bayshore Boulevard, Brisbane, CA 94005 (“Collaborator”).

WHEREAS, CMC ICOS has proprietary rights in and to Chinese hamster EF-1 alpha regulatory DNA (“CHEF1”), Technical Information (defined below) and Materials (defined below) (collectively “CHEF1 Technology”), along with patent rights thereon as described in the Patent Rights (defined below);

WHEREAS, CMC ICOS desires to collaborate with Collaborator to co-develop products using the CHEF1 Technology, and for such purposes, is willing to provide certain CHEF1 Technology and grant certain rights to Collaborator, each only as set forth herein to facilitate such development;

WHEREAS, Collaborator has the requisite skill and. owns or controls the necessary rights in proteins of interest to collaborate with CMC ICOS to use CHEF1 Technology to determine whether it is suitable to make research quantities of protein products as described below;

WHEREAS, the parties desire the convenience and security of a collaborative relationship in which Collaborator has an option to continue the collaboration and obtain a commercial license to use CHEF1 Technology.

NOW THEREFORE, for good and valuable consideration, the parties hereby agree as follows:

1.	Definitions

In addition to the terms defined above, the parties agree that following terms have the meanings defined below:

1.1    “Affiliate” of a specified entity means an entity that directly or indirectly controls, is controlled by, or is under common control with, the specified entity. For purposes of this definition, the direct or indirect ownership of more than 50% of the outstanding voting shares of an entity, the right to receive 50% or more of the profits or earnings of an entity, or the right to control policy decisions of an entity, will be deemed to constitute control.

1.2    “BLA” means a Biologics License Application (as used in the United States Food, Drug & Cosmetics Act and associated regulations) or any regulatory application equivalent thereto (including as used in any corresponding foreign law or regulation) for Regulatory Approval.

1.3    “Clinical Trial” means any clinical trial involving administration of a Product to a human in any country.

1.4    “Confidential Information” means: (a) all information and materials in tangible form, which includes electronic transmissions, disclosed and marked as proprietary or confidential by the party disclosing the same (“Disclosing Party”) at such time as it is delivered to the other party (“Receiving Party” ); and (b) all information disclosed orally hereunder which is identified as confidential or proprietary when disclosed to Receiving Party and such is confirmed in writing within thirty (30) days by the Disclosing Party. Confidential Information that is not a Trade Secret shall not include information that: (i) through no act or omission of the Receiving Party or anyone accessing Confidential Information therefrom, is or becomes part of the public domain; (ii) was or becomes lawfully available on a non-confidential basis to the Receiving Party as evidenced by written records; or (iii) is shown by written records of the Receiving Party to have been independently developed by or for the Receiving Party without access to or knowledge of the Confidential Information of the Disclosing Party.

1.5    “Materials” means: (a) [***], as described in Exhibit A; (b) proprietary media as described in Exhibit B (“ Media”); and (c) [***].

1.6    “Net Sales” means the gross amount invoiced for all transfers of Product less only: [***].

Sales of a Product by and between Collaborator and its Affiliates and sublicensees shall be excluded from Net Sales; provided, however, that if such Product is subsequently resold to a third party end user such resale shall be included in the determination of Net Sales.

Sales of a Product for [***].

1.7    “Option Period” for each Product means the period of time from the Effective Date of this Collaboration until [***] for such Product.

1.8    “Patent Rights” means [***], and all U.S., PCT and foreign applications and patents on [***], or claiming priority to or common priority with either of the foregoing, including any continuations, divisionals, reexaminations, reissues, substitutes, renewals or extensions of any of the foregoing and supplementary protection certificates relating to any of the foregoing.

1.9    “Product(s)” means [***] owned or controlled by Collaborator or for which Collaborator has all necessary power, including due to ownership or control, to require that [***], and that: (a) is claimed in whole or in part by any of the Patent Rights; (b) was [***]; and/or (c) was [***].

1.10    “Regulatory Approval” means any official governmental approval (including, where applicable, pricing approval) required to market a product for a disease or condition in accordance with the applicable laws and regulations of the given country, for example and without limitation, approval of a BLA or a New Drug Application by the U.S. Food and Drug Administration.

1.11    “Royalty Period” means each calendar quarter beginning on January 1, April 1, July 1, or October 1 of any year.

1.12    “Service Agreement” means the agreement between the parties executed contemporaneously herewith that includes Media supply and may include certain contract manufacturing and development services regarding the Products.

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.13    “Sublicensee(s)” means any third party, including Affiliates, that directly or indirectly: (a) receives through Collaborator: (i) any rights under those rights granted to Collaborator hereunder, whether by license, a covenant not to sue or otherwise; or (ii) the right to sell Product; and/or (b) enters an agreement with Collaborator not to practice any of the rights granted to Collaborator hereunder.

1.14    “Technical Information” means [***].

1.15    “Term” means: (a) for the Research License, the period of time from the Effective Date until the longer of the date of expiration of the last to expire of the Patent Rights or use of the Trade Secrets by Collaborator, Subcontractor and/or Sublicensee; and (b) for each particular Commercial License granted in accordance with this Collaboration on a Product, the period of time from the date CMC ICOS receives notice and payment for such Product, as provided for in Section 2.4, until the longer of the date of expiration of the last to expire of the Patent Rights or use of the Trade Secrets by Collaborator, Subcontractor and/or Sublicensee.

1.16    “Trade Secrets” means Confidential Information regarding [***] defined as a trade secret under the Del. Code Ann. Title 6 Sec. 2001, and as may be amended (“Code”) selected by CMC ICOS to provide to Collaborator hereunder. The parties agree that if any Trade Secret no longer qualifies as a trade secret under the Code [***] from any of the foregoing, then such information and/or materials shall nonetheless be deemed Trade Secrets for purposes of this Collaboration, including Collaborator’s and Sublicensee’s payment obligations on Products hereunder.

2.	Research License, Material Transfer, Option and Commercial License

2.1    Research License. Subject to the terms of this Collaboration and Collaborator’s compliance herewith, CMC ICOS grants to Collaborator and Collaborator accepts a non-exclusive, worldwide, non-transferable, non-sublicenseable license: (a) under the Patent Rights to develop, use, make and have made, and import Products with the Materials solely for the internal research, development and clinical activities of the parties; and (b) to use the Technical Information solely to develop, use, manufacture and have manufactured, and import Products solely for the internal research, development and clinical activities of the parties (collectively the “Research License”). Collaborator agrees to enter into a written agreement subject to and consistent with the terms of this Collaboration with any party manufacturing Product (“Subcontractor”), which agreement shall [***]. Collaborator shall remain liable for each Subcontractor’s actions and omissions.

2.2    Material Transfer. Subject to the terms of this Collaboration and Collaborator’s compliance herewith, CMC ICOS shall provide in bailment to Collaborator and Collaborator shall accept the: (a) requested Materials as defined in Section 1.5(a) and (c) [***] within [***] of the Effective Date; (b) Media pursuant to the Service Agreement; and (c) Technical Information; in each case solely for Collaborator’s use in accordance with the collaboration and restricted to the limited rights licensed to Collaborator hereunder .

2.3    Option for Commercial License. Subject to the terms of this Collaboration and Collaborator’s compliance herewith, CMC ICOS grants to Collaborator and Collaborator accepts an option, only during the Option Period, to acquire subject to the terms of this Collaboration and Collaborator’s compliance herewith, a [***] license, under the Patent Rights and Technical

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Information to make, have made, use, sell, offer for sale and import Products made with the Materials for human therapeutics or diagnostics (“Commercial License”). Unless Collaborator shall have obtained [***] a Commercial License on a particular Product as prescribed in Section 2 and 3, Collaborator agrees not to: (a) make or have made such Product other than as provided for in Section 2.1; or (b) sell, have sold, offer for sale, have offered for sale, transfer, have transferred, import or have imported such Product.

2.4    Exercise of the Option. To exercise its option for any given Product, Collaborator must, within the Option Period for such Product: (a) provide written notice to CMC ICOS identifying the affected Product; and (b) pay to CMC ICOS a non-refundable, non-creditable amount for the first Product of (i) [***] if paid during the Option Period as defined in Section 1.7; or (ii) [***], if paid after the Option Period as defined in Section 1.7.

2.5    Commercial License. CMC ICOS shall have no obligation to grant or maintain any Commercial License for any given Product unless [***]. The value of the consideration required by Collaborator, including for the Commercial License, was established for the convenience of the parties and is acceptable to CMC ICOS as appropriate consideration for the collaboration and grant of rights only if payments are received in the amounts and at the development intervals stated herein.

2.6    No Modifications. Collaborator agrees that it shall not and shall not permit another to modify, reverse engineer or otherwise alter any CHEF1 Technology [***] in accordance with the terms of this Collaboration.

2.7    No Third Party Services or Products. This Collaboration has been structured to facilitate the collaboration between the parties and as such [***]. Notwithstanding anything to the contrary, no right, title, or interest is or will be conveyed to Collaborator to: (a) develop, make, have made, use, sell, offer for sale, transfer, import or otherwise make available any [***]; or (b) develop, make, have made, use, sell, offer for sale, transfer or import or otherwise make available [***] in accordance with the terms of this Collaboration, including [***]. Any attempt to convey rights in contravention of this Section 2.7 shall be null and void.

2.8    No. Implied Licenses or Sale. Nothing contained in this Collaboration or the Supply Agreement shall be construed as conferring, by implication, estoppel, or otherwise, upon Collaborator, any party in privity with Collaborator, or any customer of the foregoing, any right, title or interest under any patent rights, including the Patent Rights, or other intellectual or tangible property rights, including the Technical Information and Materials, owned or controlled by CMC ICOS at any time, except for those rights expressly granted in Sections 2.1 and 2.2 in accordance with their terms. Nothing shall be deemed to constitute a sale of the CHEF1 Technology, including the Materials, Technical Information or Patent Rights, and Collaborator agrees not to purport to sell or to transfer to any party such Materials, Technical Information or Patent Rights, except to the extent allowed under this Agreement. All rights, title and interest not expressly conveyed herein are reserved by CMC ICOS.

2.9    Patent Rights. Collaborator agrees that CMC ICOS is under no obligation to prosecute, maintain, enforce or defend the Patent Rights or Trade Secrets. Nevertheless, each party shall notify the other in the event it receives notice during the Term of any claim or proceeding brought or threatened by a third party alleging the invalidity in whole or in part of the Patent Rights or misappropriation of the Trade Secrets. . CMC ICOS shall have the sole right but

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

not the obligation to bring or defend any action to enforce or protect any of the Patent Rights or Trade Secrets. Collaborator agrees that it shall, at CMC ICOS’s request and expense, join and cooperate in all respects with any such action and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

3.	Consideration

3.1    Research License Maintenance Fees. Collaborator shall pay to CMC ICOS the following annual maintenance fees, regardless of the number of Products developed, which payments are non-refundable and non-creditable toward any future payment due CMC ICOS:

(a)    [***];

(b)    [***]; and

(c)    [***].

3.2    Milestones. If CMC ICOS is the exclusive provider of manufacturing services to Harpoon for a Product at the time of any of the milestone events, no payment shall be due to CMC ICOS. If Harpoon, a partner of Harpoon, or another third party service provider other than CMC ICOS is providing manufacturing services for the applicable Product at the time of the milestone, Collaborator shall notify CMC ICOS upon the occurrence of each of the following events for each Product and shall pay to CMC ICOS the following non-refundable and non-creditable milestones for each Product:

(a)    [***];

(b)    [***]; and

(c)    [***].

For clarity, the milestone payments in this Section 3.2 shall be payable only one-time for each Product.

3.3    Commercial License Royalty. If CMC ICOS is the exclusive provider of manufacturing services to Harpoon during any royalty period for a Product, no royalty payment shall be due to CMC ICOS for such Product. If Harpoon, a partner of Harpoon, or another third party service provider other than CMC ICOS is providing manufacturing services for a Product, Collaborator shall pay to CMC ICOS [***] of Net Sales accruing in each such Royalty Period within [***] days following the end of each Royalty Period. This royalty payment shall be waived if [***]. Payments made to CMC ICOS pursuant to this Section 3.3 are non-refundable and non-creditable. Royalties under this Section 3.3 shall be payable on a country-by-country basis until the later of either:

(i)    expiration of the last to expire of the Patent Rights that would be infringed by the Product in the relevant country, and

(ii)    ten (10) years from the first sale or other disposal of Product for consideration by Collaborator, its Affiliate, or its sublicensee of the Product.

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

If Harpoon, a partner of Harpoon, or another third party service provider other than CMC ICOS is providing manufacturing services, Harpoon [***] a one-time payment of [***] in lieu of any future royalties on the Product [***].

If, on a country-by-country basis, the manufacture and/or sale of the Product are not protected by a claim of the Patent Rights (either because no patent or application was ever filed for such territory or the patent or application is no longer of effect) then in respect of sales in such countries, then the royalties in this Section 3.3 shall be reduced by 50%.

3.4    Negotiated Financials. The obligations set forth in Section 3.2 and 3.3 to pay milestones and royalties survive the termination of the Collaboration and were [***]. Collaborator agrees that it shall not directly or indirectly allow Product or the right to manufacture and sell Product to be transferred during the Term or thereafter that is not subject to the payment obligations to CMC ICOS set forth in Sections 3.2 and 3.3.

4.	Conditions of Sublicensing

Subject to the terms of this Collaboration and Collaborator’s and Sublicensee’s compliance herewith, Collaborator shall have the right to sublicense its rights under any Commercial License granted in accordance with the terms of this Collaboration so long as Collaborator: [***]. Although, in accordance with the terms and conditions of this Agreement, Collaborator receives a sublicense under CMC ICOS’s license from Lawrence and Gail Chasin, this sublicense cannot be transferred by Collaborator, including by further sublicense or assignment. Any conveyance by Collaborator inconsistent with the terms of this Collaboration is null and void.

5.	Records, Payments and Notices

5.1    Collaborator Records. Collaborator shall report the date of first commercial sale for each Product on a country-by-country basis. Collaborator and Sublicensees shall keep and maintain continuous, complete and accurate records and books relating to any payment required to be made under Section 3 for three (3) years following the year in which such payment accrued. Each royalty payment made by Collaborator shall be accompanied by [***], including a reporting of [***]. If no payment is due for Product, then Collaborator shall so report at the end of each Royalty Period.

5.2    Manner and Form of Payments. All payments due hereunder shall be paid without additional invoice, by wire transfer in United States dollars in immediately available funds, to an account designated by CMC ICOS. For purposes of computing royalty payments for Net Sales outside the United States, such royalties shall be converted into United States dollars by applying [***], and all transfer fees in connection with payment shall be borne by Collaborator. Late payments shall be assessed [***]. Acceptance of late payments shall not negate or waive CMC ICOS’s right to seek any other remedy, legal or equitable, to which it may be entitled.

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.3    Audits. Upon reasonable notice from CMC ICOS, but no more than [***] and during normal business hours, Collaborator shall [***] . If there are not adequate books and records to determine Subcontractors’ and/or Sublicensees’ compliance, upon reasonable request of CMC ICOS, but no more than [***], Collaborator shall perform audit(s) and make such records available to CMC ICOS . These records shall be treated as Confidential Information. Any such audit shall be at the expense of CMC ICOS, unless [***], in which case [***]. Any underpayment shall be immediately paid to CMC ICOS with interest as set forth in Section 5.2.

5.4    Notices. Any notice or other communication pursuant to this Collaboration will be sufficiently made or given on the date of mailing if sent to such party by certified, first-class mail, postage prepaid, or express mail and made out to the party at its address below or as may be otherwise designated by written notice:

CMC ICOS:	Business Development CMC ICOS Biologics, Inc. 22021 20th Avenue S.E. Bothell, WA 98021 Phone: (425) 485-1900 Fax: (425) 486-0300
Collaborator:	Harpoon Therapeutics, Inc. 3260 Bayshore Boulevard Brisbane, CA 94005 Phone : Fax:

6.	Representations, Warranties and Disclaimers

6.1    CMC ICOS Representations, Warranties and Disclaimers. CMC ICOS represents and warrants that as of the Effective Date it: (a) is the sole owner of record of the Patent Rights; (b) has all necessary authority to enter into and perform this Collaboration; and (c) will comply with all applicable laws, regulations and ordinances regarding its performance of this Collaboration. EXCEPT FOR THE FOREGOING IN THIS SECTION 6.1, CMC ICOS MAKES NO REPRESENTATIONS OR WARRANTIES, AND EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES EXPRESS, STATUTORY, IMPLIED OR OTHERW ISE, INCLUDING REGARDING THE SUBJECT MATTER OF ANY OF THE CHEF1 TECHNOLOGY, PATENT RIGHTS AND TECHNICAL INFORMATION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT THE SAME CAN BE USED TO DEVELOP, MAKE, HAVE MADE, USE, SELL, OFFER FOR SALE OR IMPORT PRODUCTS WITHOUT INFRINGING ANY INTELLECTUAL PROPERTY RIGHTS. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR LOSS OF PROFITS, LOSS OF USE, INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES.

6.2    Collaborator Representations and Warranties. Collaborator represents and warrants that it: (a) it is the sole owner of record or exclusive licensee of [***]; (b) it is the sole owner of record or exclusive licensee of [***]; (b) has all necessary authority to enter into and perform this Collaboration; and (c) will [***]. Collaborator [***].

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.	Confidentiality

7.1    Obligations. Except as expressly provided herein, the parties agree that the Receiving Party shall use Confidential Information of Disclosing Party only in furtherance of the rights and obligations hereunder and shall treat the Confidential Information of the Disclosing Party with the same degree of care it uses with respect to its most confidential information but in no event less than a reasonable standard of care and shall not publish, otherwise disclose, use or transfer such Confidential Information of Disclosing Party in whole or in part in contravention of the terms herein. The obligations of confidentiality and non-use shall expire [***] years following the last to expire of the Patent Rights unless the Confidential Information is a Trade Secret. The obligations of confidentiality and non-use for Trade Secrets expressly survive and shall not expire even if this Collaboration expires or terminates.

7.2    Terms of the Collaboration. The parties agree that the financial terms of this Collaboration stated in Section 3 shall be treated as Confidential Information and shall not be disclosed unless permitted in accordance with Section 7.3 or to a party’s actual or potential investors or acquirers who are bound by confidentiality obligations.

7.3    Required Disclosure. If a Receiving Party is required by law, regulation or court order to disclose any Confidential Information of Disclosing Party, it shall: (a) notify the Disclosing Party promptly; (b) reasonably assist Disclosing Party to obtain a protective order or other remedy of the Disclosing Party’s election; (c) furnish only that portion of the Confidential Information that is legally required; (d) exercise reasonable efforts to obtain reliable assurance that the Confidential Information shall be held in confidence; and (e) allow Disclosing Party prior review of such disclosure.

7.4    Chasin Reporting. Collaborator acknowledges that CMC ICOS is required to notify Chasin of the rights sublicensed to Collaborator and agrees that CMC ICOS has the right to so notify Chasin.

7.5    Injunctive Relief. Given the nature of the Confidential Information and the competitive damage that would result to CMC ICOS upon unauthorized disclosure, use, or transfer thereof, the parties agree that monetary damages would not be a sufficient remedy for any breach or threatened breach of this Collaboration. In addition to all other rights and remedies, CMC ICOS shall be entitled to seek specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this Collaboration without showing actual monetary damages in connection with such remedy.

8.	Indemnification

8.1    Indemnification of CMC ICOS.

(a)    Collaborator shall, at all times during the Term of this Collaboration and thereafter, indemnify, hold harmless, and defend CMC ICOS, its Affiliates and their respective officers, directors, employees, independent contractors, representatives and agents (“CMC ICOS lndemnitees”) from and against all claims, losses, damages, and/or liability of whatsoever kind or nature, as well as all costs and expenses, including legal expenses, reasonable attorneys’ fees and court costs (collectively “Loss”), which arise or may arise at any time out of or in connection with: (i) [***], except to the extent of such Loss that is attributable to the indemnification obligations of CMC ICOS pursuant to Section 8.2.

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b)    Upon the assertion of any such claim or suit, the CMC ICOS lndemnitees shall promptly notify Collaborator thereof, and shall permit Collaborator to assume direction and control of the defense of the claim at its sole election (including the reasonable selection of counsel) and the right to reasonably settle, at the sole discretion of Collaborator, providing that such settlement does not impose any material obligation on or admission of fault by CMC ICOS lndemnitees, including compromising any of the Patent Rights, Technical lnformation and/or CHEF1 Technology, and shall reasonably cooperate as requested (at the expense of Collaborator) in the defense of the claim.

8.2    Indemnification of Collaborator.

(a)    CMC ICOS shall, at all times during the Term of this Collaboration and thereafter, indemnify, hold harmless and defend Collaborator, its Affiliates and their respective officers, directors, employees, independent contractors, representatives and agents (“Collaborator lndemnitees”) from and against all Loss which arise or may arise at any time out of or in connection with third party claims or lawsuits against Collaborator related to: (i) a breach by CMC ICOS of the terms of this Collaboration or (ii) CMC ICOS’s gross negligence or willful misconduct, except to the extent of such Loss that is attributable to the indemnification obligations of Collaborator pursuant to Section 8.1.

(b)    Upon the assertion of any such claim or suit, the Collaborator lndemnitees shall promptly notify CMC ICOS thereof, and shall permit CMC ICOS to assume direction and control of the defense of the claim at its sole election (including the reasonable selection of counsel) and the right to reasonably settle it at the sole discretion of CMC ICOS provided that such settlement does not impose any material obligation on or admission of fault by Collaborator lndemnitees, and shall reasonably cooperate as requested (at the expense of CMC ICOS) in the defense of the claim.

8.3    Insurance. The parties shall each carry liability insurance at their own expense adequate to ensure their respective compliance with their obligations related to this Collaboration. Collaborator shall require its Sublicensees to comply with this requirement.

9.	Termination and Expiration

9.1    Expiration. This Collaboration shall expire at the end of the Term of the Research License as defined in Section 1.14(a) or the Commercial License as defined in Section 1.14(b), whichever is applicable.

9.2    Termination for Breach. If Collaborator at any time defaults in any payment, fails to provide any report due hereunder, makes any false report, or commits a material breach of any term or condition herein, including those applicable after Collaborator has exercised an option for a Commercial License, or under the Service Agreement, then CMC ICOS shall have the right at its sole discretion, in addition to all other remedies, to terminate this Collaboration in whole or in part and revoke any and all options and licenses granted in whole or with respect to one or more Products by giving Collaborator thirty (30) days’ prior written notice of such termination, provided that, if Collaborator has rectified such default or breach within such thirty (30) day period, then this Collaboration shall remain in effect and the rights and licenses herein granted shall remain in force as if Collaborator had committed no default or breach.

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.3    At-Will Termination. Collaborator shall have the right to terminate this Collaboration with or without cause at any time on six (6) months’ prior notice by certified mail to CMC ICOS subject to the continued obligations of Collaborator set forth herein.

9.4    Mutual Termination. This Collaboration will terminate immediately upon: (a) entry of an order for relief by or against a party under the applicable bankruptcy code; (b) the making of a general assignment to the benefit of creditors; (c) the appointment of a general receiver or trustee in bankruptcy of a party’s business or property; or (d) action by a party under any insolvency or similar law for the purpose of its bankruptcy, reorganization, or liquidation.

9.5    Effect of Termination or Expiration. Upon termination or expiration of this Collaboration for any reason, nothing herein shall be construed to release either party from any obligation accrued prior to the effective date of such termination or expiration, including relieving Collaborator of any payment obligations and the obligations of confidentiality and prohibition on use set forth herein. Provisions of this Collaboration which by their nature prescribe rights and obligations of the parties to be enjoyed or performed after the expiration or termination of this Collaboration shall survive until their purposes are fulfilled. Upon termination or expiration of this Collaboration for any reason the rights granted herein by CMC ICOS shall immediately revert to CMC ICOS and, at such time, all Confidential Information received shall be returned or destroyed at the Disclosing Party’s election. Upon termination or expiration of this Collaboration for any reason, Collaborator shall cease all use of CHEF1 Technology and the manufacture, sale, offer for sale, import and development of all Products unless the parties enter into a written agreement to address continued use, which agreement CMC ICOS has no obligation to negotiate or execute. Collaborator shall provide written notice to CMC ICOS certifying that it has destroyed or returned all Materials, Technical Information and Products.

10.	Assignment

Neither party may assign, delegate or otherwise transfer this Collaboration without the prior written consent of the other party, except that either party may assign, delegate or otherwise transfer this Collaboration without such consent to an assignee or transferee of its entire business or of all of that part of its business to which this Collaboration relates, which for Collaborator requires that the assignee or transferee have the ability for each Product and be and be contractually required, including due to ownership, to ensure and require that the use, research, development, manufacturing, marketing, sale, offer for sale, importation and other transfer of CHEF1 Technology, Products and the rights granted hereunder occur in compliance with all the provisions of this Collaboration, including the restrictions set forth in Section 2.6. Any assignment or transfer in contravention of the terms herein shall be null and void. This Collaboration shall be binding on the parties and their respective successors and assigns and shall inure to the benefit of the parties and their respective permitted successors and assigns. The representations, warranties, covenants, and undertakings contained in this Collaboration are for the sole benefit of the parties and their permitted successors and assigns and shall not be construed as conferring any rights on any other party.

11.	Non-Use of Names

Neither party shall use the names or trademarks of the other, nor any adaptation thereof, in any advertising, publicity, or the like without prior written consent obtained from the other in each separate case, except that the parties may state that Collaborator is licensed under one or more of the patents and/or applications within the Patent Rights and under the Technical Information.

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

12.	Export Controls

It is understood that CMC ICOS is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes, and other commodities that may require a license from the applicable agency of the United States Government and/or may require written assurances by Collaborator that Collaborator will not export data or commodities to certain foreign countries without prior approval of such agency. CMC ICOS neither represents that such license will be required nor that, if required, it will be issued.

13.	Marking

Collaborator shall mark all Products with all applicable patent numbers under the Patent Rights so as to conform to the patent laws and practice of all relevant countries regarding use, shipment, and/or sale of patented or patent-pending products.

14.	Miscellaneous Provisions

14.1    Governing Law. This Collaboration shall be governed by the laws of the state of Delaware, U.S.A. without regard to any choice-of-law provisions. The exclusive venue of any dispute arising out of or in connection with this Collaboration shall be the state or federal courts in the state of Delaware, unless such action cannot be brought in such venue, in which case such action shall be brought in the venue prescribed by law or regulation. The parties hereby consent to the personal jurisdiction of such courts. In any dispute or litigation between the parties arising under or relating to this Collaboration, the prevailing parties shall be entitled to recover its reasonable attorneys’ fees and litigation costs.

14.2    Entire Collaboration. This Collaboration, including any Exhibit (which shall be incorporated herein by reference) as well as all amendments made in accordance with this Section 14.2, the Service Agreement and the Confidentiality Agreement of September 1, 2015 between the parties (“CDA”), set forth the entire agreement and understanding of the parties as to the subject matter hereof and shall not be amended or modified except by the execution of a written instrument executed by the parties. The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Collaboration shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party. To be valid, a waiver must be made in writing and signed by the party so waiving. Each party acknowledges that it was provided an opportunity to seek advice of counsel and, accordingly, this Collaboration shall not be construed for or against either party. In the event of a conflict between the terms of this Collaboration and the CDA, the more protective terms shall govern.

14.3    Severability. The provisions of this Collaboration are severable and, if any provision of this Collaboration shall be determined to be invalid or unenforceable under any controlling body of law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof or the validity or enforceability of those terms in any jurisdiction where they are valid and enforceable. The parties desire the terms herein to be valid and enforced to the maximum extent not prohibited by law, regulation or court order in a given jurisdiction and as such, any invalid or unenforceable terms will be promptly reformed by the parties to effectuate the intent of the parties as evidenced on the Effective Date.

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

14.4    No Agency. Nothing contained in this Collaboration shall be deemed to place the parties in a partnership, joint venture or agency relationship and neither party will have the right or authority to obligate or bind the other party in any manner.

14.5    Headings and Construction. The headings in this Collaboration are for the convenience of the parties and shall not be interpreted as imparting legal meaning. In this Collaboration, references to “including” shall mean “including without limitation” and “terms” shall mean “terms and conditions”.

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the parties duly executed this valid and binding agreement as of the Effective Date in one or more counterpart, each of which shall be deemed an original but all of which taken together constitute one and the same instrument.

Harpoon Therapeutics, Inc.		CMC ICOS Biologics, Inc.

By:	/s/ Jeanmarie Guenot	By:	/s/ Gustavo Mahler

Name:	Jeanmarie Guenot	Name:	Gustavo Mahler

Title:	CEO and President	Title:	President & CEO

Date:	11/25/15	Date:	12/4/2015

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT A

MATERIALS

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[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.